UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 4, 2011

INTEGRAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Maryland	0-18603	52-1267968
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6721 Columbia Gateway Drive

Columbia, Maryland 21046

(Address of principal executive offices)

(443) 539-5008

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Resignation of Chief Operating Officer.

On February 4, 2011, General (Ret.) H. Marshal Ward informed Integral Systems, Inc. (the “Company”) of his resignation as Chief Operating Officer of the Company, effective the same day.

The Company and General Ward are finalizing the terms of his severance arrangements, which will be disclosed in a report on Form 8-K once agreed upon. General Ward and the Company have agreed that the terms of these severance arrangements will include, at a minimum, benefits afforded to General Ward in accordance with the “Good Reason” or termination without “Cause” provisions of General Ward’s Employment Agreement, effective as of August 31, 2009, which was previously filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRAL SYSTEMS, INC.

Dated: February 8, 2011	By:	/S/ R. MILLER ADAMS
	Name:	R. Miller Adams
	Title:	General Counsel, Executive Vice President for Corporate Affairs and Corporate Secretary